SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 8, 2008
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01- Entry into a Material Definitive Agreement

On December 8, 2008, Hotel Outsource Management International, Inc. (“HOMI”) entered into a loan agreement with related parties, Jacob Ronnel, Chief Executive Officer of HOMI and Aryeh Reif, Corporate Secretary of HOMI. The loan agreement had been approved by HOMI’s Board of Directors on December 3, 2008. Pursuant to this loan agreement, Mr. Ronnel and Mr. Reif will loan HOMI $400,000 and $20,000, respectively, for a maximum period of four months. The loans bear interest at a rate of 6% per annum.  At HOMI’s option, the loans and accrued interest may be converted into HOMI common stock at a rate per share equal to the price that will be offered to shareholders in HOMI's rights offering filed on Form S-1 with the Commission, whose effective date is December 16, 2008.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1                      Loan Agreement by and between HOMI and Jacob Ronnel and Aryeh Reif dated December 8, 2008

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

December 11, 2008	Hotel Outsource Management International, Inc.

By: /s/ Daniel Cohen
Name: Daniel Cohen
Title : President